Exhibit 10.5
SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT (the “Agreement”) dated as of September 15 2003, by and between B. BRAUN MEDICAL INC., a Pennsylvania corporation having offices at 824 Twelfth Avenue, Bethlehem, Pennsylvania 18018 (“B. Braun”) and Integrated Biosciences, Inc., having offices at 3721 TecPort Drive Suite 150, Harrisburg, PA 17111 (“Company”).
The parties hereto, intending to be legally bound hereby, agree as follows:
1. Definitions. When used in this Agreement, capitalized terms, including their plural form, shall have the following meanings:
1.1 “Product” means, individually and collectively, the products listed in Exhibit Ahereto, as further described in the contract documents.
1.2 “Specifications” means the Product specifications, attached as Appendix B, C, D and E hereto.
2. Scope of Work. Company shall provide to B. Braun products meeting specifications set forth in exhibits and in accordance with individual purchase orders placed by Braun for delivery of product(s).
3. Contract Documents. The documents listed below are incorporated herein by reference:
a) Exhibit A — Commercial requirements product matrix-Syringes

b) Exhibit B — Product specifications

c) Exhibit C — Process/QA specifications

d) Exhibit D — Manufacturing specifications

e) Exhibit E — Siliconize Prices

f) Exhibit F — Memorandum of Understanding
4. Supply of Product. During the term of this Agreement and any extension or renewal thereof, and subject to the terms and conditions of this Agreement, Company shall manufacture and supply to B. Braun, and B. Braun shall purchase from Company, the Product that B. Braun may order pursuant to the terms of this Agreement. The ordering of Products shall be by means of individual purchase orders issued by B. Braun’s authorized procurement personnel. Binding purchase orders shall be issued with at least thirty (30) days notice prior to the required delivery dates thereunder, and shall specify the name, product code, quantities of each of the Products to be purchased, required delivery dates, and shipping instructions.
5. Price and Payment. The price of the Products shall be as set forth in Exhibit A hereto, and shall remain firm for the term of this Agreement. Company shall bear all federal, state and local taxes based upon or measured by its net income or its business. Company shall invoice B. Braun with any shipment of Products and B. Braun shall make payment to Company, at the address specified on the invoice, no later than the later of forty-five (45)days from the receipt of the invoice
6. Delivery. All shipments of Products shall be made on the Delivery Date, F.O.B. B. Braun’s delivery point on the purchase order. Cost of Freight shall be be prepaid by Company and added to invoice. If defective product is received and disposition determined by B. Braun and Company is to use as is due to schedule contraints, B. Braun will 100% inspect product for useable product. The time needed to perform 100% inspection will be charged Company at a rate of $25.00 /hr. B. Braun will not be required to pay for any defective product
7. Product Specifications; Etc. Any changes in the Specifications for any of the Products shall be mutually approved in writing in advance by the parties prior to the incorporation of any such change in any production units. Company agrees to promptly incorporate and validate with assistance of B. Braun all agreed-upon changes, consistent with good manufacturing practices. If Product does not meet Specifications, then B. Braun shall have a right, in addition to its other remedies at law or equity, to terminate this Agreement without any liability to Company. B. Braun may, from time to time, send representatives to Company’s manufacturing facility or its suppliers’ facilities to observe, audit and inspect the production facilities, and Company will allow B. Braun’s representatives reasonable access to all manufacturing records for the Product so as to ensure that Company is in compliance with the applicable government regulations and the Specifications.

8. Warranties. Company represents, warrants and covenants to B. Braun that the Products delivered under this Agreement shall be free from defects in material workmanship shall comply in all respects with the applicable Specifications for such product and shall be manufactured in accordance with all applicable laws, regulations, and directives. B. Braun shall notify Company in writing if it determines that any Product fails to meet the warranties set forth herein and at B. Braun’s option, Company will, at Company’s expense, immediately repair or replace the defective Product, or reimburse B. Braun the purchase price of such defective Product Company shall bear all freight cost and risk of loss or damage to returned and replacement Products while in transit. THE WARRANTIES PROVIDED IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY AND ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.
9. Compliance with Laws. Company represents, warrants and covenants to B. Braun that it shall, at all times, comply with all applicable laws, rules and regulations and standards applicable to manufacturing of the Products. Any provision required to be included in a contract of this type by any applicable and valid federal, state or local law, ordinance, rule or regulation shall be deemed to be incorporated herein, and Company agrees to comply with all applicable laws and regulations in connection with its obligations hereunder.
10. Insurance. Company represents and warrants to B. Braun that it is currently insured and covenants that at all times during the term of this Agreement it will maintain from a qualified insurance including without limitation, a comprehensive general liability insurance policy, product liability insurance, personal injury insurance and contractual liability coverage which is sufficient to adequately protect against the risks associated with its ongoing business, including the risks which might possibly arise in connection with the transactions contemplated by this Agreement, in an amount of at least $1,000,000 per single claim (with a deductible amount of no greater than $10,000). Company, at the time of signing, shall furnish B. Braun with a Certificate of Insurance evidencing that such insurance is in full force and effect, and providing that B. Braun will be provided written notice at least sixty (60) days in advance of any material change, cancellation or termination of insurance. Such insurance shall be on an occurrence-made basis, shall name B. Braun, as an additional insured All such policies shall contain an endorsement that they shall be primary in all instances regardless what, if any, like coverages are carried by B. Braun.
11. Indemnification. Company hereby indemnifies and agrees to defend and hold B. Braun, its offices, directors, agent and employees (individually and collectively, “B. Braun Parties”) harmless from and against any and all damages, liabilities, penalties, losses or expenses including, without limitation, legal fees, arising out of or resulting from any claims, actions, demands or proceedings asserted by a third party (“Claim”) which results from or arises out of (i) Company’s breach of any warranty, representation or agreement of Company in this Agreement (iii) and the death of, or bodily injury to, any person on account of the acts or omissions of Company Parties.
12. Term; Termination; Event of Default & Remedies.
12.1 This Agreement shall commence on the date set forth above and shall continue until Sept 2 2004, unless sooner terminated in accordance with the provisions hereof. Thereafter, this Agreement may be extended under terms mutually agreed upon by both parties and formalized in writing.
12.2 In addition, this Agreement may be terminated as follows:
(a) By either party, effective upon delivery of a termination notice, if the other party (i) files in any court pursuant to any statute of the United States or of any individual state, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or at the appointment of a receiver or trustee of the party of its assets, (ii) is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after filing thereof, (iii) is a party to any dissolution or liquidation, (iv) makes an assignment for the benefit of creditors, or (v) discontinues its operations for any reason whatsoever.

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(b) By B. Braun, immediately upon written notice to Company, if Company assigns or transfers this Agreement or any of its obligations hereunder to any party, including without limitation, any successor in interest through merger, sate of stock, assets, business line, or otherwise.
(c) By either party, in the event that the other party fails to perform or otherwise breaches any of its obligations hereunder, by giving notice of its intent to terminate and stating the grounds therefore. The party receiving such notice shall have thirty (30) days from the receipt thereof to cure the failure or breach at which time this Agreement shall terminate if said failure or breach has not been cured to the reasonable satisfaction of the other party. In no event, however, shall such notice of intention to terminate, or actual termination by the nonbreaching party, be deemed as a waiver of any other rights or remedies which such party may have as a consequence of such failure or breach, and such party shall have all other rights and remedies available at law or in equity.
10.3 Termination of this Agreement shall not relieve either party from its duty to discharge all obligations accruing prior to such termination, including parties’ obligations pursuant to any purchase order outstanding on the date of such termination and for payment for any Product delivered prior to the termination hereof. Notwithstanding Subsection 10.2(c), upon any breach, default or failure to perform by one party hereunder, the other party may continue to operate under this Agreement while pursuing any remedy it may have at law or equity, so long as such non-breaching party continues to meet all of its obligations under this Agreement, but only to the extend that the breach, default or failure to perform does not adversely and materially affect any such obligation of the non-breaching party.
10.4 Upon termination of this Agreement for any reason whatsoever, (i) B. Braun shall return to Company all confidential information and documents relating to or containing confidential information, together with all copies made thereof and extracts made therefrom, and (ii) Company shall return to B. Braun all confidential information and documents relating to or containing confidential information, together with all copies made thereof and extracts made therefrom; provided that the parties shall be entitled to retain one copy of the Confidential Information in their legal department files for the purpose of insuring compliance with any applicable governmental rules and regulations.
13. Limitation of Liability. Except for the obligations of indemnification hereunder, or as otherwise expressly provided herein neither party shall be liable to the other party for any indirect, special, punitive, incidental or consequential damages from any cause whatsoever, regardless if any remedy herein fails, including without limitation, damages for loss of profits or opportunity costs.
14. Force Majeure. If either party becomes unable to perform any of its obligations hereunder, in whole or in part, by reason of an act of God, acts of civil or military authorities or fires, floods, wars and riots or civil disturbances (a “Force Majeure”), such failure of performance shall be excused during the continuance of and to the extent of such Force Majeure event. Each party will promptly notify the other of any occurrence of an event of Force Majeure and of the termination thereof. B. Braun may terminate this Agreement if the Force Majeure event will exceed thirty (30) days.
15. Miscellaneous Terms and Conditions.
15.1 Each party agrees to hold in confidence and refrain from using, distributing, disseminating or disclosing to others any information of the other party that is designated by the discloser as “confidential” other than pursuant to this Agreement. The restrictions set forth in the preceding sentence shall not apply to confidential information that a receiving party proves: (a) was, at the time of disclosure hereunder, in the public domain or becomes at a later date reasonably available to the public through no fault of the recipient; (b) was in the possession of recipient prior to disclosure hereunder, as evidence by recipient’s written or tangible evidence: (c) was disclosed to recipient by a third party that has an independent right to disclose the information; (d) was independently developed by recipient as evidenced by competent proof; or (e) was required to be disclosed by judicial order, statute or governmental regulation, provided that the disclosing party is given reasonable prior written notice of any such required disclosure. This Section shall survive termination of this Agreement and any extension thereof, for a period of three (3) years.

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15.2 The parties hereto shall be deemed to have the status of independent contractors, and shall have the relationship of buyer and seller. Nothing in this Agreement shall be deemed to place the parties in the relationship of partners, licensor-licensee, principal-agent or joint venturers. Neither party shall have any right or authority to create or assume any obligation or to bind the other party in any manner whatsoever.
15.3 Neither party shall assign this Agreement or their rights hereunder without the prior written consent of the other party, provided that this Section shall not apply to an assignment by B. Braun to an affiliated Company or any successor to its business. This Agreement shall inure to the benefit of, and be binding upon, the permitted assigns and successors of the parties hereto.
15.4 Any notice or request required or permitted to be given under or in connection with this Agreement shall be in writing and shall be deemed given only if delivered personally, sent by registered or certified mail, return receipt requested, or by overnight delivery service to the applicable address set forth above or such other address as a party may have specified in a notice duly given to the other party as provided herein,
15.5 This Agreement, including the Appendixes and exhibits attached hereto, and B. Braun’s purchase orders (and any future addenda, or amendments referencing this Agreement) contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior proposals and agreements between the parties, whether oral or written, and there are no other promises or representations relating to the subject matter hereof that is not incorporated herein. No addition to or waiver or modification of any provision of this Agreement shall be binding unless in writing and signed by a duly authorized representative of each party. Without limiting the generality of the foregoing, no modification or amendment shall be effected by or result from the receipt, acceptance, signing or acknowledgment of any order acknowledgments, invoices, shipping documents or other business forms containing terms or conditions in addition to or different from the terms and conditions set forth in this Agreement or B. Braun’s purchase orders. Such documentation is permitted only as a convenience to the parties, and all such documentation shall be governed and superceded by the terms and conditions of this Agreement and B. Braun’s purchase orders. Any failure by either party to enforce any of their respective rights herein shall not be deemed a waiver of such rights, and it may, from time to time, and at its option, enforce any of its rights hereunder, notwithstanding any course of dealing or performance. Notwithstanding the termination of this Agreement, the rights and obligations of the parties set forth in the provisions of Sections 6, 8, 9, 10,11 and 13 of this Agreement shall survive the termination of this Agreement in accordance with their terms.
15.6 For the purpose of implementing Section 1861 (v)(I)(I) of the Social Security Act, as amended, and any written regulations thereto, Company agrees to comply with the following statutory requirements governing the maintenance of documentation to verify the cost of services rendered under this Agreement:
(a) Until the expiration of four (4) years after the furnishing of services pursuant to the Agreement, Company shall make available, upon written request, to B. Braun, the Secretary of HHS, or the Comptroller General of the U.S., or any of their duly authorized representatives, the contract, and books, documents, and records of Company that are necessary to certify the nature and extent of such costs, and
(b) If Company carries out any of the duties of the Agreement through a subcontract, with a value or cost of $10,000 or more over a 12-month period, with a related organization, such subcontract shall contain a clause to the effect that until the expiration of four (4) years after the furnishing of such services pursuant to such subcontract, the related organization shall make available, upon written request, to B. Braun, the Secretary, or the Comptroller General or any of their duly authorized representatives, the subcontract, and books, documents, and records of such organization that are necessary to verify the nature and extent of such costs.

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15.7 Seller shall not maintain or provide racially segregated facilities for employees at any establishment under its control. Seller agrees to adhere to the requirements set forth in Executive Orders 11246 and 11375. Seller Agrees to comply with all state and federal Equal Employment Opportunity, Immigration, and Affirmation Action requirements including 42 U.S.C. 2000 (e) et seq., The Civil Rights Act of 1964, The Civil Rights Act of 1991, 503 and 504 of the Rehabilitation Act of 1973, 204 of the Vietnam Era Veterans’ Readjustment Assistance Act of 1974, The Americans with Disability Act and the Immigration Reform Act of 1985 and any amendments and applicable regulations pertaining thereto.
15.8 Each party represents and warrants that (i) it has the right to enter into this Agreement and to perform all of its obligations hereunder, and (ii) this Agreement, when executed and delivered, will be a legal valid, and binding obligation of such party, enforceable against such party in accordance with its terms. Any ambiguities in this Agreement will not be interpreted against the drafting party.
15.9 The provisions of this Agreement shall be severable from each other and from the rest of this Agreement, and in the event that any portion of this Agreement shall be held invalid, void, unenforceable, or ineffective by a court of competent jurisdiction, the remaining portions thereof shall remain in full force and effect. If any of the terms of provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith, and shall be deemed to be modified to conform with such statute or rule of law. The Headings in this Agreement are included for ease of reference only and shall have no legal effect.
15.10 This Agreement shall be governed and interpreted in accordance with the laws, but not the laws of conflict of laws, of the Commonwealth of Pennsylvania. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof (“Claim”), shall be settled by arbitration pursuant to the Federal Arbitration Act, 9 U.S.C. § 1, et seq., in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The decision of the arbitrator(s) shall be final and binding upon the parties and judgment upon the award may be entered in any court having jurisdiction thereof. Each party shall pay its own attorneys’ fees and expenses, except that the cost of arbitration shall be split between the parties involved, and mat if a prevailing party in court is required to initiate proceedings to enforce the award or confirm judgment, the prevailing party shall be entitled to recover its costs and attorneys’ fees associated with such action.
15.11 This Agreement may be executed by facsimile signatures and in one or more counterparts, each of which shall be deemed to be an original and one and the same Agreement.
IN WITNESS WHEREOF, the parries hereto have executed and delivered this Agreement as of the date set forth above.

B. BRAUN MEDICAL INC.

By:	/s/ Michael Stammherr	9/29/03	By:	/s/ Edward J. Paukovits, Jr.
	Name: Michael Stammherr			Name: Edward J. Paukovits, Jr.
	Title: Vice Present, Strategic Purchasing			Title: Chairman

By:	/s/ Mark Buckley	9/29/03	By:
	Name: Mark Buckley			Name:
	Title: Commodity Manager, Strategic Purchasing			Title:

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FIRST AMENDMENT TO SUPPLY AGREEMENT
THIS FIRST AMENDMENT TO SUPPLY AGREEMENT (this “Amendment”) is made and entered into as of this 20th day of January 2005, by and between B. Braun MEDICAL INC. (“B. Braun”) and INTEGRATED BIOSCIENCES, INC. (“Company”).
BACKGROUND
A. B. Braun and Company entered into a Supply Agreement dated as of September 15, 2003 (the “Supply Agreement”), pursuant to which Company agreed to manufacture and sell to B. Braun Products ordered from time to time; and
B. B. Braun and Company desire to extend the term of the Supply Agreement and otherwise amend the Supply Agreement, as set forth herein.
NOW THEREFORE, intending to be legally bound hereby, the parties agree as follows:
AGREEMENT
1
Background Provisions: Defined Terms. The Background paragraphs set forth above are hereby incorporated in this Amendment as if fully set forth herein. Any capitalized terms not defined in this Amendment shall have the same meanings ascribed to such terms in the Supply Agreement.

2	Amendments to Supply Agreement. The Supply Agreement is hereby amended as follows:
a.	The third sentence of Section 7 is hereby amended by deleting the reference to “Company” and replacing such deleted reference with “B. Braun”, effective as of September 15, 2003.
b.
Section 11 is hereby amended by deleting the reference to “Company Parties” and replacing such deleted reference with “Company, its officers, directors, employees, agents and/or subcontractors”, effective as of September 15, 2003.

c.
Section 12.1 is hereby amended by deleted the reference to “2004” and replacing such deleted reference with “December 31, 2006”, effective as of September 1, 2004. B. Braun shall the option to extend this agreement for two (2) additional years by providing supplier written notice of such extension at least 60 days prior to December 31,2006.

d.	The following new Section 16 is hereby added to the Supply Agreement immediately following Section 15.11:

“16. B. Braun Property. All the printers and other equipment described on Schedule 16 attached to the First Amendment to Supply Agreement dated as of January 20, 2005 (collectively, the “B. Braun Property”) shall be clearly marked and remain the personal property of B. Braun and shall be kept free of liens and encumbrances. Company shall (i) be responsible for the maintenance of the B. Braun Property; (ii) hold the B. Braun Property at Company’s own risk; and (iii) not modify the B. Braun Property without the permission of B. Braun. In addition, Company shall only use the B. Braun Property for the following purposes (i) for the manufacture, labeling and/or packaging of the Products for B. Braun; and (ii) for the manufacture, labeling and/or packaging of non-B. Braun products (the “Non-B. Braun Products”) only to the extent (aa) such Non-B. Braun Products are not syringes or components of syringes; (bb) Company’s supply of such Non-B. Braun Products do not and will not conflict with or affect Company’s fulfillment of B. Braun’s orders for Products; and (cc) such Non-B. Braun Products are not competitive with the Products or any other product manufactured or sold by B. Braun. Company shall redeliver the B. Braun Property to B. Braun in the same condition as originally received by Company plus improvements paid for by B. Braun upon the earlier of (i) termination of this Agreement; (ii) Company’s breach of or default under this Agreement and/or the Bill of Sale from Company dated 18 January 2005 (transferring certain printers from Company to B. Braun); or (iii) if B. Braun, in its sole discretion, provides Company with an option to match an offer from a third party to supply B. Braun with at least a majority of the Products on more favorable terms to B. Braun than the terms on which such Products are supplied hereunder and Company fails to match such third party offer. B. Braun makes no representations or warranties regarding the suitability of the B. Braun Property for the manufacture of any Non-B. Braun Products and Company hereby agrees to indemnify and hold B. Braun harmless from and against any and all damages, liabilities, losses or expenses, including legal expenses, arising from Company’s use of the B. Braun Property for the manufacture, labeling, packaging and/or sale of any Non-B. Braun Products.”

e.	Exhibit A is hereby amended and restated in its entirety by the Exhibit A attached to this Amendment, effective as of October 18, 2004.
f.	Exhibit F is hereby deleted in its entirety effective as of September 15, 2003.
g.	The Appendix D attached to this Amendment is hereby incorporated in to the Supply Agreement.

h.	The following new Sections 17, 18, 19, 20 and 21 are hereby added to the Supply Agreement immediately following Section 16 of the Supply Agreement:
17. Company shall manufacture, package, label, test, prepare and deliver the Products in accordance with Good Manufacturing Practices, applicable laws, the Specifications and such other specifications as are from time to time mutually agreed upon in writing by the parties hereto. Company shall not (i) make any process/product changes that would alter the chemical, biological or physical properties of the Product or any regulatory filings related to the Product or (ii) make any change in the Specifications, without B. Braun’s prior written consent. If at any time during the term of this Agreement, B. Braun desires to modify the Specifications, B. Braun shall have the right upon ninety (90) days prior written notice to Company, to modify or change the Specifications, subject to Company’s approval, which approval shall not be unreasonably withheld or delayed; provided that B. Braun shall have the right to terminate this Agreement if Company does not approve any requested change.
18. The parties shall promptly and fully advise each other of any instructions, recommendations or specifications required by the FDA or any other government regulatory agency concerning the Products. Company will notify B. Braun and B. Braun shall notify Company of any actions that Company or B. Braun, as the case may be, intends to take in response to government regulatory agency requirements concerning the Products. Disclosures by any party to the other parties may be modified to protect such disclosing party’s proprietary information and technology.
19. Quality Control and Assurance
19.1 Company will provide to B. Braun a Certificate of Compliance and/or a Certificate of Analysis for each delivery of Product. The Certificate of Compliance and/or Certificate of Analysis shall state compliance with Good Manufacturing Practices and the Specifications, provide documentation of test results and methods supporting such compliance and shall be in a form acceptable to B. Braun.
19.2 Company shall maintain the Device History File and/or Batch Production Control Records for the Products. Company shall retain samples from each lot in numbers that may be required for post-distribution testing in a manner consistent with its standard operating procedure and for a period of one (1) year past the supplier ship date to B Braun.

19.3 Company shall perform such quality control and quality assurance testing as is required by the Specifications, this Agreement and Applicable Laws. At B. Braun’s request, Company will provide all supporting documentation (including the complete batch record) to B. Braun for Company’s manufacturing processes showing compliance to Good Manufacturing Practices and such other information needed by B. Braun’s quality assurance personnel. It is understood between the parties hereto that all critical processes affecting the purported identity, strength, quality or purity of the Product being manufactured, assembled and/or packaged shall be qualified and maintained in a validated state, and the scope and extent of the necessary validation documentation shall be determined by B. Braun. B. Braun shall be notified in advance of any validation studies, and the completed studies shall be made available to B. Braun upon request.
20. It is understood that B. Braun may, from time to time, send representatives to Company’s manufacturing facility or its suppliers’ facilities to observe, audit and inspect the production facilities, and Company will allow B. Braun’s representatives access to all applicable manufacturing records for the Products so as to ensure that Company is in compliance with Applicable Laws and the Specifications. Said observation, audit, and/or inspection of Company shall be during normal working hours, of reasonable duration, and at the sole expense of B. Braun. As soon as reasonably practicable, Company will correct, to the reasonable satisfaction of B. Braun, any non-compliance with the above practices, regulations or Specifications that are discovered and brought to its attention as a result of such inspections. Company will provide B. Braun with a copy of all FDA or other regulatory agency correspondence relating to the Product, including without limitation any FDA Form 483 or warning letters relating to the manufacturing facility. Such information will be provided to B. Braun within five (5) days of Company’s receipt of the same.
21. In the event that a recall order is issued or requested on a Product or a B. Braun product incorporating a Product by an entity having authority and jurisdiction in the matter or in the event that B. Braun makes the decision to recall a Product or a B. Braun product incorporating a Product and it is determined by B. Braun that such recall arises from (i) a failure of a Product to meet the warranties in Section 8 of the contract or (ii) a breach of this Agreement by Company, then Company shall credit B. Braun’s account for the Products recovered and returned to it as a result of any action (or destroyed at Company’s request) and Company shall bear all costs of any recall, report of correction or removal activities and shall be responsible for B. Braun’s damages in connection therewith
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Incorporation: Ratification. Other than as specifically set forth in this Amendment, the terms and conditions of the Supply Agreement shall remain in full force and effect without modification, and are hereby ratified and affirmed. Without limiting the foregoing, the parties agree and confirm that the Supply Agreement has not terminated and/or expired since its original execution as of September 15, 2003. This Amendment is made a part of the Supply Agreement and the Supply Agreement is hereby incorporated herein. All references to the Supply Agreement shall mean the Supply Agreement as modified by this Amendment.

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Entire Agreement. The Supply Agreement, as amended by this Amendment, contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior proposals and agreements between the parties, whether oral or written, and there are no other promises or representations relating to the subject matter hereof that is not incorporated herein

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first above written.

B. BRAUN MEDICAL INC.		INTEGRATED BIOSCIENCES, INC.

By:	/s/ Michael Stammherr	By:	/s/ Edward J. Paukovits, Jr.

	Name: Michael Stammherr		Name: Edward J. Paukovits, Jr.
	Title: Vice President, Strategic Purchasing		Title: President

Date:	2/21/05	Date:	1/20/05

By:	/s/ Mark Buckley
Name: Mark Buckley
Title: Commodity Manager

Date:	2/21/05

SCHEDULE 16

Equipment
Description	Model #	Serial #	Associated Items

Apex Rotary Syringe Barrel Printer	C-50	76102	mandrel tooling and print plates
Imtram Rotary Pad Syringe Barrel Printer	GS200	97B02	barrel fixtures and print pads

Second AMENDMENT
TO SUPPLY AGREEMENT
This Second Amendment to Supply Agreement (“Amendment”) is made and entered into as of this 2nd day of March, 2009, by and between B. Braun MEDICAL INC. (“Company”) and INTEGRATED BIOSCIENCES, INC. (“Supplier”).
BACKGROUND
A.
B. Braun MEDICAL, INC. and INTEGRATED BIOSCIENCES, INC. entered into a Supply Agreement dated September 15, 2003 (the “Supply Agreement”), pursuant to which INTEGRATED BIOSCIENCES, INC. agrees to provide assembled syringes for Company.

B. Braun MEDICAL, INC. and INTEGRATED BIOSCIENCES, INC. amended the above Agreement on February 21, 2005.
B.	B. Braun MEDICAL INC. and INTEGRATED BIOSCIENCES, INC. desire to modify the amended Supply Agreement, as set forth herein.

NOW THEREFORE, intending to be legally bound hereby, the parties agree as follows:
AMENDMENTS
1.	Extend term of Agreement for one additional Year. The amended expiration date will be December 31, 2009.
2.	2009 unit price will be per attached.
3.	All other terms of original Agreement and the 1st Amendment will remain in effect.
IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first above written.

B. BRAUN MEDICAL, INC.

By:	/s/ Marty Gahman

Name: Marty Gahman
Title: Corporate Commodity Manager

INTEGRATED BIOSCIENCES, INC.

By:	/s/ Tina M. Hager

Name: Tina M. Hager
Title: Vice-President of Finance and Administration

Integrated BioSciences, Inc.
Price list for B. Braun January 1 , 2009-December 31, 2009

Work				’08 -09
Center	Size	Part Number	Description	Pricing
	25.00	S2001382	25ML PRINTED BARREL	$2.0360
		S2002604	SIL, 0-RING GASKET	$0.0245
		S2002679	SIL, LATEX FREE DISK	$0.0189
		S2002693	SIL, HMOSTAS DUCKBILL VALVE SM BLUE	$0.0268
		S2002694	SIL, HMOSTAS DUCKBILL VALVE LGE BLU	$0.0380
		S200568002	SIL INTRODUCER GASKT, LG BODY, SLIT	$0.0721
SA101	1.25	S2112071	1.25CC SYR ASSY, 10% HENRY SCHEIN	$0.4102
SA101	1.25	S2112072	1.25CC SYR ASSY, LATEX FREE	$0.2682
SA101	1.25	S2114210	1.25CC SYR ASSY, NO PRINT, FEMALE	$0.1706
SA101	1.25	S2114241S	1.25CC SYR ASSY, NO PRINT, NATURAL	$0.2340
SA101	1.25	S2114247S	1.25CC SYR ASSY, NO LOGO LATEX FREE	$0.2798
SA101	1.25	S2114312	1.25CC SYR ASSY, NO PRINT, MALE, ATRX	$0.2180
SA101	1.25	S2115002	1.25CC SYR ASSY, FOREMOST DENTAL	$0.2725
SA101	1.25	S2115005	1.25CC SYR ASSY, ARROW INTL	$0.2725
SA101	1.25	S2115016	1 1/4CC SYR ASSY, NO LOGO	$0.2682
SA102	0.75	S2040755	CNTRLD STK SYR, 3/4CC, LATEX FREE	$0.4743
SA102	0.75	S2040800	0.75CC CONT STK SYR, LATEX FREE	$0.4743
SA102	1.00	S2111005	1CC CONT STK SYR, LATEX FREE	$0.3891
SA102	1.50	S2112053	1.5CC CONT STK SYR, CATHEX, LATXFRE	$0.4611
SA102	1.50	S2112070	1.5CC CONT STK ASSY, BECTN-DICKNSON	$0.4653
SA102	1.25	S2112073	1.25CC CONT STK SYR ASSY LATEX FREE	$0.4672
SA102	1.50	S2112074	1.5CC CONT STK SYR ASSY, LATEX FREE	$0.4653
SA102	1.25	S2114209	1.25CC CONT STK SYR, LATEX FREE	$0.4672
SA102	1.50	S2116009	1.5ML CONT STK SYR ASSY, LATEX FREE	$0.4723
SA102	1.50	S2116010	1.5CC CONT STK ASSY, NAT PLUNGER	$0.4653
SA102	1.50	S2116011	1.5CC CONT STK SYR ASSY, ACKRAD	$0.4653
SA102	1.50	S2116012	1.5CC CONT STK ASSY, WHITE PLNGRER	$0.4974
SA102	2.00	S2117045	2CC CONTROLLED STROKE, LATEX FREE	$0.4726
SA102	3.00	S2131002	3CC SYR ASSY,BLK PLNGR W/GREY TIP	$0.1677
SA102	3.00	S2132021	3CC SYRINGE, NO PRINT — LATEX FREE	$0.3283
SA102	3.00	S2132205	3CC LUER LOCK SYR ASSY, PULPDENT	$0.2495
SA102	5.00	S2171060	5CC ASSY, CLEAR (P5-0)	$0.4314
SA104	10.00	S2112030	10CC HV SYR ASSY, BLUE W/BLACK TIP	$0.8250
SA104	10.00	S2112033	10CC HV SYR ASSY, YELO W/BLACK TIP	$0.8301
SA104	10.00	S2112034	10CC HV SYR ASSY, RED W/BLACK TIP	$0.8225
SA104	10.00	S2112042	10CC HV SYR ASSY, BLUE W/BLACK TIP	$0.8110
SA104	10.00	S2112043	10CC HV SYR ASSY, GREEN W/BLACK TIP	$0.8155
SA104	10.00	S2112044	10CC HV SYR ASSY, YELO W/BLACK TIP	$0.8301
SA104	10.00	S2112045	10CC HV SYR ASSY, RED W/BLACK TIP	$0.8225
SA104	10.00	S2112046	10CC HV SYR ASSY, WHITE W/BLACK TIP	$0.8273
SA104	10.00	S2112055	10CC SYR ASSY, FLOSEAL POWDER	$0.4684
SA104	10.00	S2112056	10CC SYR ASSY, FLOSEAL MIXING	$0.4684
SA104	10.00	S2112080	10CC HV SYR ASSY, BLUE, NO LOGO LF	$0.8243
SA104	10.00	S2112081	10CC HV SYRINGE, GREEN W/GREY TIP	$0.8288
SA104	10.00	S2112082	10CC HV SYR ASSY, YELO, NO LOGO LF	$0.8294

Work				‘08 -09
Center	Size	Part Number	Description	Pricing
SA104	10.00	S2112083	10CC HV SYR ASSY, RED W/GREY TIP	$0.8217
SA104	10.00	S2112084	10CC HV SYR ASSY, WHITE, NO LOGO LF	$0.8265
SA104	10.00	S2112085	10CC HV SYR, RED NITRO, NO LOGO LF	$0.8217
SA104	10.00	S2112087	10CC HV SYR, YELO, LOCAL, NO LOGO	$0.8294
SA104	10.00	S2112088	10CC HV SYR ASSY, BLUE, HEPARIN	$0.8243
SA104	10.00	S2191010	P10-0 SYR ASSY, NO PRINT, NO CAP A	$0.3752
SA104	10.00	S2192030	10CC SYR ASSY, DOUBLE SCALE, NO CAP	$0.4408
SA104	20.00	S2112047	20CC HV SYR, BLUE, GRADS, LATEXFREE	$0.9712
SA104	20.00	S2112048	20CC HV SYR-GREEN, GRADS, LATEXFREE	$1.0500
SA104	20.00	S2112049	20CC HV SYR, YELO, GRADS, LATEXFREE	$1.0641
SA104	20.00	S2112050	20CC HV SYR, RED, GRADS, LATEXFREE	$0.9726
SA104	20.00	S2112051	20CC HV SYR, WHT, GRADS, LATEXFREE	$0.9754

SA102	3.00	S2132030	3CC SYR ASSY, NO CAP, P3-0-L	$0.3864
SA102	5.00	S2171100	SYR ASSY, P5-0 ‘A’	$0.3198
SA104	10.00	S2112054	10CC HIGH VALUE SYRINGE, WHITE	$0.7834
SA104	20.00	S2221025	SYR ASSM, P20-0 NO CAP	$0.0000
SA104	20.00	S2223012	ASSM 20CC LL SYR - RING CONTROL	$0.0000